Exhibit 99.1

GENIUS BRANDS GREENLIGHTS SEASON THREE OF HIT CHILDREN’S SERIES “RAINBOW RANGERS,” NOW AVAILABLE GLOBALLY ACROSS MULTIPLE STREAMING AND BROADCAST PLATFORMS

NETFLIX and AMAZON PRIME VIDEO, Join Key Media Partners Worldwide, Including Nickelodeon Latin America, Roku in U.K., TVNZ, NOGA, and KARTOON CHANNEL! in U.S. and Canada

BEVERLY HILLS, Calif. April XX, 2021: Genius Brands International “Genius Brands” (Nasdaq: GNUS), announces today the greenlight of season three of its flagship animated preschool series, Rainbow Rangers, and a deal with NETFLIX to stream season one starting in July 2021 in the U.S., Canada, U.K., Australia, New Zealand, and the Middle East. The company also announced additional deals for the series, including Amazon Prime Video, New Zealand’s TVNZ, and Israel’s Noga.

The new media partners for Rainbow Rangers join an ever-expanding list of top media partners worldwide, including Genius Brands’ Kartoon Channel! in the U.S. and Canada, Corus Entertainment’s Treehouse (Canada), Televisa and BLIM TV (Mexico), Cartoonito (Italy), NineNetwork (Australia), CCTV and iQiyi (China), Nickelodeon and NOGGIN (Latin America) TV2 (Hungary), NOGA (Israel), Mini Mini (Poland), Canal Panda (Portugal), Discovery Kids (Middle East), Mediacorp (Singapore), Awesome TV (Malaysia), and Pikaboo (Serbia, Montenegro, Macedonia, Slovenia, Croatia, Bosnia, Herzegovina). Season one of Rainbow Rangers premiered in October 2018 and season two in November 2019.

Andy Heyward, Chairman & CEO of Genius Brands stated, “In under three years, we successfully launched and have dramatically increased the presence of Rainbow Rangers around the world, beginning with Nickelodeon here in the U.S., and we are now launching the premiere of new episodes to Kartoon Channel! in the U.S. The fact that the series has been sought by top tier broadcasters around the world, now including Netflix, underscores its huge appeal. As we rapidly grow our global audience and assign global licensing agents, we remain committed to accelerating the launch of related merchandise worldwide through big box retailers and online, which we believe will drive value for our shareholders. Season three stories will have a unique twist to it, which we believe will have a significant impact on consumer products worldwide, along with our new master toy licensee.”

Rainbow Rangers is a rescue-based series that follows the adventures of seven girls who are Earth’s first responders—protecting people, animals, resources, and the natural beauty of our world. Hilary Cherniss and Sara Jane Sluke, who were key writers in Seasons 1 and 2, will become Head Writers of Season 3. Multiple Emmy Award-winning director Michael Maliani directs the series, and Genius Brands' Chairman & CEO and multiple Emmy Award-winning producer, Andy Heyward, serves as executive producer.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, for Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal for Kartoon Channel!; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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